UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/28/2007

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 28, 2007, Quantum Fuel Systems Technologies Worldwide, Inc. (the "Company") received notice from The Nasdaq Stock Market ("NASDAQ") stating that for 30 consecutive business days the Company's common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(a)(5). The notice has no effect on the listing of the Company's securities at this time, and its common stock will continue to trade on the NASDAQ Global Market under the symbol "QTWW".

In accordance with Marketplace Rule 4450(e)(2), the Company has 180 calendar days, or until June 25, 2008, to regain compliance. The notice states that if at any time before June 25, 2008 the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ staff will provide written notification that the Company has achieved compliance with the minimum bid price requirement. No assurance can be given that the Company will regain compliance during that period.

If the Company does not regain compliance with the minimum bid price requirement by June 25, 2008, NASDAQ staff will provide the Company with written notification that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Listings Qualifications Panel. Alternatively, the Company may apply to transfer its securities to the NASDAQ Capital Market if it satisfies the requirements for initial inclusion set forth in Marketplace Rule 4310(c), other than the minimum bid price requirement of Marketplace Rule 4310(c)(4). In the event of such a transfer, the Company will be afforded an additional 180 calendar days to comply with the minimum bid price requirement while listed on the NASDAQ Capital Market. No assurance can be given that the Company will be eligible for the additional 180-day compliance period, or, if applicable, that it will regain compliance during any additional compliance period.

The Company has not yet determined what action, if any, it will take in response to this notice, although the Company intends to monitor the closing bid price of its common stock between now and June 25, 2008, and to consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with the NASDAQ minimum closing bid price requirement. The Company disclaims any intention to update this report for purposes of disclosing any action or response that the Company decides to take after the date hereof.

On January 4, 2008, Quantum issued the press release attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

The following document is filed as an exhibit to this report:

99.1 - Press Release dated January 4, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: January 04, 2008	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated January 4, 2008